                                                                EXHIBIT 10(6)(E)

                     EMPLOYMENT AND NON-COMPETE AGREEMENT
                     ------------------------------------

          THIS EMPLOYMENT AND NON-COMPETE AGREEMENT (this "Agreement") is made January 1, 1998, by and between ANTHONY L. GUERRERIO, a Missouri resident (the "Officer"), and WEDGEWOOD PARTNERS, INC., a Missouri corporation ("Wedgewood"), and acknowledged and joined in by CNB BANCSHARES, INC., an Indiana corporation ("CNB").

                                   RECITALS
                                   --------

          A. The Officer has been and is presently employed as President and Chief Executive Officer of Wedgewood.

          B. CNB has indirectly acquired all of the capital stock of Wedgewood (the "Acquisition") pursuant to a certain Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated as of December 23, 1997, by and among CNB, The Citizens National Bank of Evansville, Wedgewood and the shareholders of Wedgewood. The Acquisition was subject to, among other things, the execution of this Agreement contemporaneous with the consummation of the Acquisition.

          C. The Officer has derived and in the future will derive direct financial and other direct and indirect benefits from consummation of the Acquisition.

          D. Wedgewood and CNB desire to assure the continuing services of the Officer after the consummation of the Acquisition. The Officer desires to be employed by Wedgewood on a full-time basis pursuant to the terms and conditions hereinafter more fully set forth.

          E. The parties hereto desire to set forth their mutual understandings and agreements with respect to the foregoing.


                                   AGREEMENT
                                   ---------

          In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties hereby agree as follows:

          SECTION 1.  EMPLOYMENT.  Wedgewood shall employ the Officer as
          ----------  ----------
President and Chief Executive Officer of Wedgewood, and the Officer agrees to be so employed during the Term (as defined in Section 2 hereof) of this Agreement, upon the terms and conditions hereinafter set forth. The Officer shall also be Chairman of the Board of Directors of Wedgewood during the Term hereof.

          SECTION 2.  TERM OF AGREEMENT.  The term of this Agreement (the
          ----------  -----------------
"Term") shall commence on the date hereof and shall continue in full force and effect until December 31, 2002; provided, however, that the obligations and limited rights of the Officer under Sections 7 and 8 hereof shall survive the expiration of the Term as provided therein.

          SECTION 3.  DUTIES.  During the Term of this Agreement, the Officer
          ----------  ------
shall devote his full time and best efforts in carrying out his duties as contemplated in Section 1 hereof. The Officer covenants and agrees to diligently, exclusively and faithfully serve Wedgewood or its successors in the capacity set forth above (or such other assigned duties) and to devote his full-time professional energies, attention, care, undivided loyalty and best efforts to the performance of such services and the fulfillment of duties attendant thereto.

          SECTION 4.  COMPENSATION.  As full consideration for all services the
          ----------  ------------
Officer shall render to Wedgewood hereunder, Wedgewood shall compensate the Officer in the following manner:

               (A)    BASE SALARY.  Wedgewood shall pay the Officer an annual
                      -----------
salary of $275,000 (the "Base Salary"), payable in the manner and in accordance with the customary payroll practices of Wedgewood. The amount of the Officer's Base Salary shall be reviewed by the Board of Directors of Wedgewood annually and may be increased from time to time (but not decreased) in accordance with Wedgewood's normal business practices. The Officer shall not receive additional compensation or fees for service on the Board of Directors of Wedgewood or any committees thereof.

               (B)    INCENTIVE COMPENSATION.
                      ----------------------

                      (I)  Additional compensation (the "Incentive
Compensation") shall be payable to the Officer based upon the achievement by Wedgewood of certain financial measures during the five (5) calendar years (each, a "Calculation Period") commencing January 1, 1998, in an amount equal to ten percent (10%) of the amount, if any, by which by which the Pre-Tax Income (as defined below in Section 4(b)(ii) hereof) for a particular Calculation Period exceeds the Target Pre-Tax Income (as defined below in Section 4(b)(ii) hereof) for such Calculation Period. Within thirty (30) days after the end of each Calculation Period, CNB shall deliver, or cause to be delivered, to the Officer a certificate setting forth, in reasonable detail, CNB's calculation of the Pre-Tax Income and the amount of Incentive Compensation, if any, due pursuant to this Section 4(b)(i). The amount of the Incentive Compensation, if any, for an applicable Calculation Period shall be paid in cash or immediately available funds by Wedgewood to the Officer on the sixtieth (60th) day after the last day of the applicable Calculation Period.

                      (II) As used herein, the following terms shall have the following meanings:

                           (1) "Pre-Tax Income" shall mean the amount of
Wedgewood's net income before taxes during the applicable Calculation Period, as shown on the books of Wedgewood, but excluding, for purposes of such calculation, (i) the amortization of the goodwill on the books of Wedgewood resulting from the Acquisition for the applicable Calculation Period, (ii) the aggregate Incentive Compensation paid or payable by Wedgewood for the applicable Calculation Period under this Agreement, and (iii) certain extraordinary expenditures which are approved in advance by the Board of Directors of Wedgewood and which CNB shall have agreed in writing, prior to the incurrence thereof by Wedgewood, shall not be included in the determination of Pre-Tax Income for purposes of the Incentive Compensation.

                           (2) "Target Pre-Tax Income" shall mean, for a
particular Calculation Period, the amount set forth in the table below opposite such Calculation Period:

CALCULATION PERIOD                                         TARGET PRE-TAX INCOME
------------------                                         ---------------------
(Year Ended December 31,)
     1998.................................................        $400,000
     1999.................................................        $440,000
     2000.................................................        $484,000
     2001.................................................        $532,400

     2002.................................................        $585,640

          (C) OTHER BENEFITS.  The Officer shall, during the Term of this
              --------------
Agreement, be entitled to participate in (i) any and all employee welfare plans, employee benefit plans, stock purchase plans and similar plans of Wedgewood or CNB now or hereafter in effect and open to participation by qualifying employees of Wedgewood and CNB generally, in accordance with the eligibility and other requirements established for such corporate benefits, and (ii) the CNB Bancshares, Inc. Short-Term Incentive Plan, at a Level II, commencing in 1998.

             (D) STOCK OPTIONS.  The Officer shall be granted, on the Closing
                 -------------
Date (as defined in the Acquisition Agreement), non-qualified employee stock options under the CNB Bancshares, Inc. 1995 Stock Incentive Plan to purchase 20,000 shares of CNB common stock for an option exercise price per share equal to the closing price of a share of CNB common stock as reported in The Wall
                                                                   --------
Street Journal (Midwest Edition) on the date upon which the Closing Date shall
--------------
have occurred.

     SECTION 5.  TERMINATION. Except as provided below in this Section 5, the
     ----------  -----------
Officer shall receive from Wedgewood, upon the termination of the Officer's employment during the Term of this Agreement, the benefits provided in Section 6 hereof, unless such termination was (a) because of the Officer's death or Retirement, (b) by Wedgewood for Grave Cause or Disability, or (c) by the Officer other than for Good Reason. Notwithstanding the foregoing, in the event that the Officer's employment is terminated during the Term of this Agreement under circumstances (e.g., a change of control of CNB) which would entitle the Officer to severance payments and benefits under any Change of Control Agreement between CNB and the Officer, then the Officer shall not be entitled to receive any payments hereunder as a result of such termination. As used herein, the terms "Disability," "Retirement," "Grave Cause" and "Good Reason" shall have the meanings set forth below.

                 (I)   DISABILITY.  "Disability" shall mean termination because
                       ----------
of the Officer's absence from duties with Wedgewood on a full time basis for 100 business days during any period of 150 consecutive business days, as a result of incapacity due to physical or mental illness.

                 (II)  RETIREMENT.  "Retirement" shall mean termination by
                       ----------
Wedgewood based on the Officer's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Officer's consent.

                 (III) GRAVE CAUSE.  "Grave Cause" shall mean and shall be
                       -----------
limited to the following (1) Officer's willful and continued failure to perform (other than a failure resulting from Officer's illness or Disability) his employment duties after a demand for substantial performance is delivered to Officer on behalf of the Board of Directors of Wedgewood or CNB that specifically identifies the manner in which such Board of Directors alleges that Officer has failed to perform his duties and Officer's failure to take appropriate actions to correct such failure within thirty (30) days; or (2) Officer's willful engaging in misconduct that has caused demonstrable and material injury, monetary or otherwise, to CNB or Wedgewood or their respective affiliates. For purposes of this definition of "Grave Cause," no act or failure to act on Officer's part shall be considered "willful" unless done, or omitted to be done, by Officer not in good faith and without reasonable belief that his action or omission was in the best interests of Wedgewood and/or CNB. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for Grave Cause unless and until the Board of Directors of Wedgewood or CNB has delivered to him a copy of a notice of termination, and after reasonable notice to him and an opportunity for him, together with counsel, to be heard before the Board, at least two-thirds of the Board finds, in its reasonable opinion, that Officer was guilty of conduct set forth above in clause (1) or (2) and specifying the particulars thereof in detail.

                 (IV) GOOD REASON.  "Good Reason" shall mean termination by the
                      -----------
Officer of his employment based on the occurrence of a material breach by Wedgewood of any provision of this Agreement; provided, however, that any such occurrence shall not be deemed a "Good Reason" if the Officer consents thereto.

                 (V)  NOTICE OF TERMINATION.  Any termination by Wedgewood
                      ---------------------
pursuant to Sections 5(i), (ii) or (iii) above or by the Officer pursuant to
Section 5(iv) above shall be communicated by written Notice of Termination delivered to the other party hereto. As used herein, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated.

                 (VI) DATE OF TERMINATION.  "Date of Termination" shall mean (A)
                      -------------------
if the Officer's employment is terminated on account of Disability or pursuant to Section 5(iii) above, the date specified in the Notice of Termination, (B) if the Officer's employment is terminated on account of the Officer's death, the date of the Officer's death, and (C) if the Officer's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     SECTION 6.  CERTAIN BENEFITS UPON TERMINATION.  Subject to the exception
     ---------   ---------------------------------
set forth in the second sentence of Section 5 hereof, if, during the Term of this Agreement, the Officer's employment by Wedgewood shall be terminated (A) by Wedgewood other than for Grave Cause, Disability, Retirement or death, or (B) by the Officer for Good Reason, then the Officer shall receive from Wedgewood, for a period of time equal to the unexpired Term of this Agreement, on a semi-monthly basis, an amount equal to the Officer's semi-monthly Base Salary payable at the Date of Termination (the "Termination Payments"). Such Termination Payments shall be the only amounts, payments and damages payable by Wedgewood or CNB in the event of the termination of the Officer as provided in this Section
6. Such Termination Payments shall be payable in the manner and in accordance with the customary payroll practices of Wedgewood. The provisions of this Agreement, and any Termination Payment provided for hereunder, shall not, however, reduce any amounts otherwise payable, or in any way diminish the Officer's rights, under any benefit plan, incentive plan, stock option plan, or other plan or arrangement pursuant to which the Officer receives benefits from Wedgewood. If, during the Term of this Agreement, the Officer's employment by Wedgewood shall be terminated (A) by Wedgewood for Grave Cause, Disability, Retirement or death, or (B) by the Officer for other than Good Reason, the Officer shall not be entitled to receive any amounts or payments from Wedgewood on account of such termination (other than any compensation payable by Wedgewood to the Officer up to and including the Date of Termination).

     SECTION 7.  COVENANT NOT TO COMPETE.
     ---------   -----------------------

          (A)    DEFINITION OF CARRY ON OR PARTICIPATE IN THE INVESTMENT
                 -------------------------------------------------------
ADVISORY, BROKERAGE AND ANNUITY BUSINESS. As used in this Agreement, the term
----------------------------------------
"Carry on or Participate in the Investment Advisory, Brokerage and Annuity Business" means having an interest in, or engaging in business with or rendering services to, or consulting or advising with, or providing assistance or guidance to (as a director, officer, employee, agent, partner, joint venturer, advisor, consultant, stockholder, individual proprietor, member, lender or in any other capacity whatsoever), any business or other company or entity (however organized or structured) which directly, or indirectly through its subsidiaries or affiliates, is engaged in (i) investment advisory services, advice or asset management, or any related business which would require registration under the Investment Advisors Act of 1940, as amended and/or under comparable state laws and regulations (the "Investment Advisory Services"), (ii) full and discount brokerage services (the "Brokerage Services"), (iii) insurance sales and related activities, including the sale of fixed and variable annuities (the "Annuity Services"), and (iv) otherwise in any business of a type now or hereafter conducted by Wedgewood or its subsidiaries or any type of business that is directly or indirectly competitive with any business now or hereafter conducted by Wedgewood or its subsidiaries (the "Other Wedgewood Activities"), and, in the case of each of the clauses (i) through (iv) above, which has an office or which otherwise solicits customers, clients or business within any county in which CNB or any of its subsidiaries or affiliates may now or hereafter have an office or branch location.

          (B)  PROHIBITED ACTIVITIES.
               ---------------------

               (I) For a period of time equal to the Term of this Agreement plus two (2) years (the "Non-Compete Term"), the Officer shall not, directly or indirectly, and the Officer shall not participate or take part (as a director, officer, employee, agent, partner, joint venturer, advisor, consultant, stockholder, individual proprietor, member, lender or in any other capacity whatsoever) in any entity(ies) which, directly or indirectly (A) Carry on or Participate in the Investment Advisory, Brokerage and Annuity Business, or (B) solicit or attempt to solicit or otherwise accept for the Officer's own benefit or for the benefit of others (1) the employment or services of any then-present employee of Wedgewood or CNB (and their respective subsidiaries, affiliates, successors and assigns), or (2) any client or customer of Wedgewood or CNB (and their respective subsidiaries, affiliates, successors and assigns), or (C) use or otherwise disseminate or attempt to use or disseminate any information relating to Wedgewood or CNB (and their respective subsidiaries, affiliates, successors and assigns) or their respective clients and customers. As used in this Section 7, the term "stockholder" shall not include any investment in any entity, public or private, where the Officer owns less than one percent (1%) of the stock or other ownership interest issued and outstanding.

               (II) Anything to the contrary in Sections 7(b)(i) and 8 hereof notwithstanding, if, at any time hereafter, the Officer's employment by Wedgewood shall be terminated (A) by Wedgewood other than for Grave Cause, or
(B) by the Officer for Good Reason hereunder or for "good reason" as defined under the Change of Control Agreement referred to in Section 5 hereof, then the Officer shall be entitled to participate in the activities described below in this Section 7(b)(ii) (any termination for the reasons set forth in the preceding sentence is referred to herein as a "Covered Termination"). Upon the occurrence of a Covered Termination, the Officer may (1) provide Investment Advisory Services to any person or entity without restriction (including clients to whom he previously provided Brokerage Services and Investment Advisory Services) and related Brokerage Services to any such Investment Advisory client to the extent necessary to fully service the investment advisory account of such client, (2) provide Investment Advisory, Brokerage and Annuity Services to First Community Credit Union ("FCCU"), and its successors, and to any of FCCU's members, (3) subject to compliance with applicable laws and regulations, make and retain copies of all records and files (paper and electronic media) with respect to Wedgewood's Investment Advisory clients and with respect to FCCU and its members, (4) to advise (verbally and in writing) FCCU and any of the Wedgewood Investment Advisory clients that he has left his employment with Wedgewood and inform them of the name and location of his new place of employment and the business he conducts, and (v) employ any person without geographic, time or other restriction; provided that neither the Officer nor any one working on his behalf shall solicit the employment of any person employed by CNB or Wedgewood at any time within the six
(6) months preceding the termination of the Officer's employment with Wedgewood. The Officer shall continue, during the Non-Compete Term, to be subject to and bound by each and every other term, provision, restriction and prohibition set forth in Section 7(b)(i) not expressly permitted in this Section 7(b)(ii).

                 (III) The Officer hereby agrees that the restrictions set forth in this Section 7 are an integral aspect of this Agreement and are reasonable and necessary and, accordingly, that Wedgewood and CNB (and their respective subsidiaries, affiliates, successors and assigns) shall, anything to the contrary in Section 20 hereof notwithstanding, be entitled to injunctive relief, from a court having jurisdiction with respect to the matter, for the purpose of restraining the Officer and any entity in which the Officer has an interest (as described in Section 7(b)(i) hereof) from any actual or threatened breach of the restrictions set forth in this Section 7 and to any other appropriate relief. If any action is maintained to enforce any term of the restrictions set forth in this Section 7, the prevailing party shall be entitled to receive its reasonable attorneys' fees and expenses from the other party. If any court of competent jurisdiction or arbitrator determines that the time period, activities covered or the geographical scope referenced in this Section 7 is unreasonable or otherwise in contravention of the law, said restrictions shall not be determined to be null and void and of no effect, but shall be reformed by said court or arbitrator to impose a reasonable time period, activities covered or geographical scope, as the case may be.

          (C)    SURVIVAL.  The provisions of this Section 7 shall survive any
                 --------
termination of this Agreement.

     SECTION 8.  CONFIDENTIAL INFORMATION.  Subject to Section 7(b)(ii)(3)
     ----------  ------------------------
hereof, the Officer agrees that he shall not, to the detriment of Wedgewood or CNB (and their subsidiaries, affiliates, successors and assigns), impart any confidential information or knowledge relative to Wedgewood or CNB (and their subsidiaries, affiliates, successors and assigns), to any person or entity, corporate or otherwise, without specific prior written permission from Wedgewood or CNB to do so, and the Officer agrees that all such information or knowledge shall be kept strictly confidential. The Officer confirms and agrees that such information constitutes the exclusive property of Wedgewood and CNB. The provisions of this Section 8 shall survive any termination of this Agreement.

     SECTION 9.  NOTICES.  All notices or other communications hereunder shall
     ---------   -------
be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or sent by Federal Express or other recognized overnight courier service that provides proof of delivery, and addressed as follows:

     (a)  if to CNB or Wedgewood:

                 CNB Bancshares, Inc.
                 20 N.W. Third Street
                 Evansville, Indiana  47739-0001
                 Attention:  James J. Giancola, Chief Executive Officer
                 Facsimile:  812/464-3496

     (b)  if to the Officer:

                  Anthony L. Guerrerio
                  91 W. Glenwood
                  Kirkwood, Missouri  63122

or to such other address as any party may from time to time designate by notice to the others.


     SECTION 10.  AMENDMENT AND MODIFICATION.  This Agreement may not be
     -----------  --------------------------
amended, modified, supplemented, or terminated unless the same is in writing and is signed by all the parties hereto. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     SECTION 11.  CAPTIONS.  Captions contained in this Agreement have been
     -----------  --------
inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     SECTION 12.  COMPLIANCE WITH LAW.  None of the terms or provisions of this
     -----------  -------------------
Agreement require any of the parties to take any action prohibited by, or contrary to, applicable law.

     SECTION 13.  COUNTERPARTS.  This Agreement may be executed in two or more
     -----------  ------------
counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier shall be treated as an original document. The signature of any party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document shall be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section 13.

     SECTION 14.  ENTIRE AGREEMENT.  This Agreement and the Change of Control
     -----------  ----------------
Agreement referred to in Section 5 hereof constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

     SECTION 15.  FAILURE OR DELAY.  No failure on the part of any party to
     -----------  ----------------
exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

     SECTION 16.  GOVERNING LAW.  This Agreement and the rights and obligations
     -----------  -------------
of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Indiana applicable to contracts made and to be performed wholly within Indiana, without regard to choice or conflict of laws rules.

     SECTION 17.  SUCCESSORS AND ASSIGNS.  All provisions of this Agreement are
     -----------  ----------------------
binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

     SECTION 18.  THIRD-PARTY BENEFICIARY.  This Agreement is solely for the
     -----------  -----------------------
benefit of the parties hereto and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     SECTION 19.  TERMINATION OF PRIOR EMPLOYMENT ARRANGEMENTS.  Any employment
     -----------  --------------------------------------------
arrangements between Wedgewood and the Officer that existed at any time prior to the Closing (as defined in the Acquisition Agreement) are terminated by the Officer and, from and after the Closing, the Officer shall not be entitled to any compensation from Wedgewood on account of any such arrangement or agreement.

     SECTION 20.  ARBITRATION.  Any dispute or disagreement between the Officer
     -----------  -----------
and Wedgewood or CNB arising from or related to the employment arrangement created hereunder shall be settled by arbitration. The arbitration shall be conducted by one arbitrator under the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. The arbitrator shall be chosen from a panel of persons with knowledge of employment practices and contracts. The decision and award of the arbitrator shall be final and binding and the award may be entered in any court of competent jurisdiction. The arbitration shall be held in the AAA region in which Evansville, Indiana is located.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES HERETO.


                              /s/ Anthony L. Guerrerio
                              ------------------------
                              Anthony L. Guerrerio


                              WEDGEWOOD PARTNERS, INC.


                              By: ______________________________
                                    _____________
                                    _____________

                              CNB BANCSHARES, INC.


                              By: /s/ James J. Giancola
                                  ---------------------
                                    James J. Giancola
                                    Chief Executive Officer